RLHC Reports First Quarter 2016 Results

Midscale Franchise Same Store RevPAR increases 7.6%
Franchise Profit Approaches Break-even

SPOKANE, Wash., May 10, 2016 - (GLOBE NEWSWIRE) -- Red Lion Hotels Corporation (“RLHC" or the "company”) (NYSE:RLH), a growing hospitality company that operates and franchises upscale, midscale and economy hotels, today reported first quarter 2016 results.

Highlights First Quarter 2016

•	Systemwide midscale RevPAR grew 4.2%, with franchise midscale same store RevPAR increasing 7.6%

•	Systemwide economy RevPAR grew 3.6%, outperforming the industry segment

•	RevPAR from comparable company operated hotels grew 1.5% year-over-year in the first quarter

•	Opened 3 Red Lion Inn and Suites in the quarter in California and Washington State

•	Sold an additional 16% interest in RLS DC, further monetizing company owned real estate to support franchise and management expansion

•	Announced second Orlando resort and new build Hotel RL in New York

RLHC President and Chief Executive Officer Greg T. Mount stated, “This quarter marks the first anniversary of our transformation to a primarily asset light, fee driven lodging company. We have accomplished a great deal in the last twelve months and are pleased with our competitive position as well as our results relative to last year’s strong comparable sales, particularly given the magnitude of renovations that we have underway, and the general industry-wide softness in the first quarter. We expect our results to strengthen in the second half of 2016, as our renovations are completed, and our innovative digital marketing campaigns continue to drive demand. We have put in place a strong foundation that will enable us to grow both our footprint and profitability. We will accomplish this via our multi-brand offerings, our industry-leading guest management system and digital marketing platforms. Our franchise development team is focused on signing additional agreements as our pipeline continues to expand, and we intend to use our well capitalized balance sheet to fund various avenues of growth. We remain on track to meet our 100 hotel in 100 week goal.”

First Quarter 2016 Results
Comparable revenue from company operated hotels was $21.8 million, an increase of $225,000 or 1.0% compared to the same period a year ago, generated primarily by growth in RevPAR. Comparable first quarter RevPAR grew 1.5% to $53.54 driven by a 120 basis point improvement in occupancy to 60.7% and ADR of $88.26, which was in line with the prior year period ADR of $88.61. Comparable company operated hotel gross profit margin was 25.6%, comparable to 25.8% in the prior year.
Franchise revenue reached $3.3 million, up 57.5% compared to the first quarter of 2015. Segment gross operating profit improved significantly to a loss of $60,000 versus a loss of $284,000 in the same period of 2015.
Entertainment revenue for the first quarter was $4.0 million compared to $3.7 million in the prior year period. Segment gross operating profit grew 7.8% to $594,000 versus $551,000 in the first quarter of 2015, reflecting a segment gross operating profit margin of 14.7%, down 30 basis points over the same period last year on additional expenses.

Consolidated net loss attributable to RLHC in the first quarter of 2016 was $4.8 million compared to net income of $10.2 million in the same period a year ago. Net loss per share for the first quarter of 2016 was $0.24 versus net income per share of $0.51 for the prior year period. Results in 2015, on both a gross and net income per share basis, were higher primarily due to the recognition of a $16.4 million gain related to the sale of the Wenatchee and Bellevue hotels in January 2015 which have subsequently become a franchised and a managed property, respectively.
After adjusting for special items, adjusted net loss per share for the first quarter 2016 was $0.28 versus an adjusted loss per share of $0.23 in 2015, with $0.02 per share in 2016 attributed to elevated medical claims in the quarter. Total company Adjusted EBITDA for the first quarter was ($670,000) compared to $83,000 in the prior year period primarily due to the aforementioned medical claims, coupled with planned annualized human capital investments in key business development and marketing roles.

Balance Sheet
At March 31, 2016, the company had $18.9 million in cash and cash equivalents, $14.3 million in restricted cash and $17.7 million in short-term investments. Additionally, the company had consolidated long-term debt of $95.8 million, borrowed by the company’s joint venture entities.
Capital expenditures for the quarter ended March 31, 2016, totaled $4.0 million; the majority of which was funded with proceeds from debt financing associated with the company’s joint ventures.

Subsequent Events
In April, RLHC sold an additional 16% equity interest in its RLS DC Venture for approximately $1.7 million to its joint venture partner, Shelbourne Falcon IV. RLHC’s remaining equity interest in RLS DC Venture is now 55%. The sale of this additional equity interest is in line with our stated goal of unlocking capital in our owned real estate and generating liquidity that can be redeployed to further our asset light business model.

After the quarter end, RLHC announced the addition of a tenth Hotel RL, a new-build, in Houston, Texas which is expected to open in the second half of 2018. Also announced in April was the opening of RLHC’s first Atlanta property - a Red Lion Hotel located at Hartsfield-Jackson International Airport, which underwent a six month renovation.

2016 Outlook
The company is reiterating the following financial guidance for 2016, based on the outlook for the markets in which the company operates, and its current expectations as follows:

•	2016 RevPAR for comparable company operated hotels is expected to increase 3% to 5% over 2015

•	EBITDA is expected to be between $17 to $20 million

•	Capital expenditures are expected to range from $25 to $35 million, primarily funded at the joint venture level

•	Addition of 25 to 35 hotels to the system-wide portfolio

Conference Call Information
The company will conduct a conference call on May 10, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), to discuss the results for interested investors, analysts and portfolio managers. Hosting the call will be President and Chief Executive Officer Greg Mount and Vice President and Interim Chief Financial Officer David Wright.
To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: (877) 407-8289. International callers should dial (201) 689-8341.
This conference call will also be webcast live on www.redlion.com in the Investor Relations section of the website. To listen to the live call, please go to the RLHC website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available at 3:30 p.m. Pacific Time on May 10, 2016 through May 24, 2016, at (877) 660-6853 or (201)

612-7415 (International), using access code 13635803. The replay will also be available shortly after the call on the RLHC website.

About RLHC
Red Lion Hotels Corporation, established in 1959, is a national hospitality company primarily engaged in the franchising, management and ownership of upscale, midscale and economy hotels under the Hotel RL, Red Lion Hotel, Red Lion Inn & Suites, GuestHouse and Settle Inn brands. The company also owns and operates an entertainment and event ticket distribution business under the brand name TicketsWest. For more information, please visit the company's website at www.redlion.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the company's annual report on Form 10-K for the year ended December 31, 2015, and in other documents filed by the company with the Securities and Exchange Commission.

Investor Relations Contact
Evelyn Infurna
O: 203-682-8265
C: 203-856-2088
Investor.relations@redlion.com

Red Lion Hotels Corporation
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
Revenue:
Company operated hotels	$24,149	$23,772	$377	1.6
Other revenues from managed properties	1,185	163	1,022	n/m
Franchised hotels	3,296	2,093	1,203	57.5
Entertainment	4,031	3,677	354	9.6
Other	13	10	3	30.0
Total revenues	32,674	29,715	2,959	10.0
Operating expenses:
Company operated hotels	21,599	20,922	677	3.2
Other costs from managed properties	1,185	163	1,022	n/m
Franchise	3,356	2,377	979	41.2
Entertainment	3,437	3,126	311	9.9
Other	13	8	5	62.5
Depreciation and amortization	3,502	2,976	526	17.7
Hotel facility and land lease	1,161	1,600	(439)	(27.4)
Gain on asset dispositions, net	(117)	(16,415)	16,298	(99.3)
General and administrative expenses	3,057	2,324	733	31.5
Total operating expenses	37,193	17,081	20,112	117.7
Operating income (loss)	(4,519)	12,634	(17,153)	(135.8)
Other income (expense):
Interest expense	(1,461)	(1,502)	41	2.7
Loss on early retirement of debt	—	(1,159)	1,159	n/m
Other income, net	219	272	(53)	(19.5)
Income (loss) before taxes	(5,761)	10,245	(16,006)	(156.2)
Income tax expense (benefit)	59	112	(53)	n/m
Net income (loss)	(5,820)	10,133	(15,953)	(157.4)
Net (income) loss attributable to noncontrolling interest	1,021	30	991	n/m
Net income (loss) attributable to RLHC	$(4,799)	$10,163	$(14,962)	147.2%

Earnings per share - basic
Net income (loss) attributable to RLHC	$(0.24)	$0.51
Earnings per share - diluted
Net income (loss) attributable to RLHC	$(0.24)	$0.51
Weighted average shares - basic	20,088	19,895
Weighted average shares - diluted	20,088	20,067

Non-GAAP Financial Measures(1)
EBITDA	$(798)	$14,723	$(15,521)	(105.4)
Adjusted EBITDA	$(670)	$83	$(753)	(907.2)
Adjusted net income (loss)	$(5,692)	$(4,507)	$(1,185)	(26.3)

(1) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except per share data)

	March 31, 2016	December 31, 2015
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$18,852	$23,898
Restricted cash	14,269	11,304
Short-term investments	17,720	18,085
Accounts receivable, net	9,497	8,164
Notes receivable, net	1,278	929
Inventories	642	721
Prepaid expenses and other	2,782	2,149
Total current assets	65,040	65,250
Property and equipment, net	198,736	195,390
Goodwill	8,512	8,512
Intangible assets	15,389	15,301
Notes receivable, long term	1,660	1,676
Other assets, net	1,121	1,089
Total assets	$290,458	$287,218
LIABILITIES
Current liabilities:
Accounts payable	$7,653	$9,263
Accrued payroll and related benefits	2,539	6,163
Other accrued entertainment expenses	10,715	9,211
Other accrued expenses	5,842	3,225
Long-term debt, due within one year	272	—
Total current liabilities	27,021	27,862
Long-term debt, due after one year, net of discount	95,518	87,557
Deferred income	1,208	1,326
Deferred income taxes	2,906	2,872
Total liabilities	126,653	119,617
Commitments and contingencies
STOCKHOLDERS’ EQUITY
RLHC stockholders' equity
Preferred stock- 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 20,131,363 and 20,051,145 shares issued and outstanding	201	201
Additional paid-in capital, common stock	144,753	143,901
Retained earnings (accumulated deficit)	(14,909)	(10,110)
Total RLHC stockholders' equity	130,045	133,992
Noncontrolling interest	33,760	33,609
Total stockholders’ equity	163,805	167,601
Total liabilities and stockholders’ equity	$290,458	$287,218

RED LION HOTELS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Three Months Ended March 31, 2016 and 2015

	Three Months Ended
	March 31,
	2016	2015
	(In thousands)
Operating activities:
Net income (loss)	$(5,820)	$10,133
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,502	2,976
Amortization of debt issuance costs	302	132
Gain on disposition of property, equipment and other assets, net	(117)	(16,415)
Loss on early retirement of debt	—	1,159
Deferred income taxes	34	7
Equity in investments	(170)	(33)
Stock based compensation expense	608	250
Provision for doubtful accounts	99	(2)
Change in current assets and liabilities:
Restricted cash for interest payments and other	(687)	(5,358)
Accounts receivable	(1,432)	(343)
Notes receivable	(22)	(175)
Inventories	79	135
Prepaid expenses and other	(600)	(25)
Accounts payable	(3,367)	626
Accrued other liabilities	(1,197)	4,684
Net cash used in operating activities	(8,788)	(2,249)
Investing activities:
Capital expenditures	(5,180)	(2,234)
Proceeds from disposition of property and equipment	—	37,729
Collection of notes receivable related to property sales	18	336
Advance of note receivable	(329)	(15)
Sales of short-term investments	365	—
Change in restricted cash for property improvements	(585)	—
Other, net	78	(54)
Net cash provided by (used in) investing activities	(5,633)	35,762
Financing activities:
Borrowings on long-term debt	7,993	53,807
Repayment of long-term debt	—	(30,528)
Debt issuance costs	(34)	(2,423)
Proceeds from sale of interests in joint ventures	1,500	17,071
Reduction of additional paid in capital for canceled restricted stock units	(161)	49
Other, net	77	—
Net cash provided by financing activities	9,375	37,976

Change in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(5,046)	71,489
Cash and cash equivalents at beginning of period	23,898	5,126
Cash and cash equivalents at end of period	$18,852	$76,615

Red Lion Hotels Corporation
Additional Hotel Statistics
(unaudited)

Systemwide Hotels as of March 31, 2016	Hotels	Rooms
Company operated hotels
Majority owned and consolidated	14	2,761
Leased and consolidated	4	867
Managed	2	361
Franchised hotels	102	10,744
Total systemwide	122	14,733

Comparable Hotel Statistics from Continuing Operations (1)(5)
	For the three months ended March 31,
	2016				2015
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy(2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	60.7%		$88.26	$53.54	59.5%	$88.61	$52.75
Franchised hotels
Midscale	54.3%		$83.94	$45.57	50.6%	$83.65	$42.37
Economy (pro forma) (5)	41.8%		$62.51	$26.13	40.0%	$63.13	$25.22
Systemwide
Midscale	57.4%		$86.19	$49.49	55.0%	$86.29	$47.48
Economy (pro forma) (5)	41.8%		$62.51	$26.13	40.0%	$63.13	$25.22

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	120	bps	(0.4)%	1.5%
Franchised hotels
Midscale	370	bps	0.3%	7.6%
Economy (pro forma) (5)	180	bps	-1.0%	3.6%
Systemwide
Midscale	240	bps	(0.1)%	4.2%
Economy (pro forma) (5)	180	bps	(1.0)%	3.6%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the beginning of the current period under materially similar operations.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Red Lion Hotels Corporation
Comparable Operations and Data From Operations
(unaudited)
($ in thousands)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that were operated by the Company for at least one full calendar year as of the end of the current period. Comparable results exclude eight hotels which were sold or closed, one hotel which was converted from owned to managed, one hotel which was converted from franchised to managed, and one hotel which began operations in August 2015.

We utilize these comparable measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. Comparable operating results are not intended to represent reported operating results defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP.

	Three Months Ended March 31,
	2016	2015
Company operated hotel revenue from operations	$24,149	$23,772
less: revenue from sold and closed hotels	—	(2,128)
less: revenue from hotels without comparable results	(2,312)	(32)
Comparable company operated hotel revenue	$21,837	$21,612

Company operated hotel operating expenses from operations	$21,599	$20,922
less: hotel divisional general and administrative expenses	(3,256)	(2,960)
less: operating expenses from sold and closed hotels	—	(1,838)
less: operating expenses from hotels without comparable results	(2,105)	(79)
Comparable company operated hotel operating expenses	$16,238	$16,045

Company operated hotel direct operating profit from operations	$2,550	$2,850
less: hotel divisional general and administrative expenses	3,256	2,960
less: operating profit from sold and closed hotels	—	(290)
less: operating profit from hotels without comparable results	(207)	47
Comparable company operated hotel direct profit	$5,599	$5,567
Comparable company operated hotel direct margin %	25.6%	25.8%

Red Lion Hotels Corporation
Reconciliation of Non-GAAP Measures
(unaudited)
($ in thousands)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness.
Adjusted EBITDA and Adjusted net income (loss) are additional measures of financial performance. We believe that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.
EBITDA, Adjusted EBITDA and Adjusted net income (loss) are commonly used measures of performance in the industry. We utilize these measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. EBITDA, Adjusted EBITDA and Adjusted net income (loss) are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA and Adjusted net income (loss) differently than we do or may not calculate them at all, limiting the usefulness of EBITDA, Adjusted EBITDA and Adjusted net income (loss) as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

		Three Months Ended March 31,
		2016	2015
Net income (loss)		$(5,820)	$10,133
	Depreciation and amortization	3,502	2,976
	Interest expense	1,461	1,502
	Income tax expense (benefit)	59	112
EBITDA		$(798)	$14,723
	Gain on asset dispositions (1)	—	(16,362)
	Loss on early retirement of debt (2)	—	1,159
	Lease termination costs (3)	—	563
	Reserve for Environmental Cleanup (4)	128	—
Adjusted EBITDA		$(670)	$83

(1)
In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. This amount is included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of comprehensive income (loss).

(2)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(3)	In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded $0.6 million of additional amortized lease termination fees in the first quarter of 2015.
(4)	In the first quarter of 2016, a reserve account was recorded for environment clean up at one of our hotel properties.

Red Lion Hotels Corporation
Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(unaudited)
($ in thousands)

The following is a reconciliation of adjusted net income to net income (loss) for the periods presented:

	Three Months Ended March 31,
	2016	2015
Net income (loss)	$(5,820)	$10,133
Gain on asset dispositions (1)	—	(16,362)
Loss on early retirement of debt (2)	—	1,159
Lease termination costs (3)	—	563
Reserve for Environmental Cleanup (4)	128	—
Adjusted net income (loss)	$(5,692)	$(4,507)

Adjusted net income (loss) per share	$(0.28)	$(0.23)
Weighted average shares - basic	20,088	19,895
Weighted average shares - diluted	20,088	20,067

(1)
In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. This amount is included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of comprehensive income (loss).

(2)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(3)	In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded $0.6 million of additional amortized lease termination fees in the first quarter of 2015.
(4)	In the first quarter of 2016, a reserve account was recorded for environment clean up at one of our hotel properties.